UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 13, 2025

Date of Report (date of earliest event reported)

BOREALIS FOODS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-40778	98-1638988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1540 Cornwall Rd., Suite 104
Oakville, ON L6J 7W5

(Address of principal executive offices and zip code)

(905) 278-2200

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares	BRLS	Nasdaq Capital Market
Warrants	BRLSW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Borealis Foods Inc. (the “Company”) is a party to that certain Credit Agreement, dated as of August 10, 2023 (as the same has been amended, supplemented or otherwise modified, from time to time, prior to the date hereof, the “Credit Agreement”) by and among the Company, certain subsidiaries of the Company (together with the Company, the “Loan Parties”) and Frontwell Capital Partners Inc. (the “Lender”), pursuant to which, the Lender has (a) made certain term loans (the “Term Loans”) to certain of such subsidiaries of the Company (collectively, the “Borrowers”) in the aggregate principal amount of USD $15,000,000 and (b) agreed to make, from time to time, certain revolving loans (the “Revolving Loans”) to the Borrowers in the aggregate principal amount of up to USD $10,000,000, subject to the terms and conditions contained therein. All capitalized terms not defined herein but defined in the Credit Agreement shall have the meanings given to such terms in the Credit Agreement.

On November 13, 2025, the Loan Parties received from the Lender a notice in which among other things, the Lender asserted that multiple Events of Default have occurred and are continuing under the Credit Agreement, including, among other things, the alleged failures by the Borrowers (a) to maintain required Excess Availability, (b) to timely cure and eliminate over advances under the Revolving Loans, (c) to deliver to the Lender certain required financial reporting, and (d) to comply with the Lender’s requests for additional records and information (which the notice states is itself an independent Event of Default).

This notice further states that, as a result of these asserted Events of Default, the Lender has imposed cash dominion over certain deposit accounts of the Borrowers and that the Lender has no obligation to honor further requests to make Revolving Loans, with any future advances to be made in the Lender’s sole discretion. The notice reserves the Lender’s rights and remedies under the Credit Agreement, the other Loan Documents and applicable law, including rights to accelerate obligations, terminate commitments, and exercise other remedies under the Loan Documents.

As of the date of this filing, the Lender has not accelerated the obligations of the Loan Parties under the Credit Agreement and other Loan Documents. The Loan Parties are reviewing the notice and the matters described therein, including the rights, obligations and potential defenses of the Loan Parties under the Credit Agreement and the other Loan Documents. The Loan Parties are also evaluating the implications of these asserted Events of Default, cash dominion, and limitations on further borrowing for its liquidity, financial condition, and operations, and is in discussions with its legal and financial advisors. The Company will provide additional disclosure if and when it determines that further disclosure is required or appropriate under applicable securities laws.

Item 8.01 Other Events

A copy of the notice from the Lender, dated November 12, 2025, to the Loan Parties is attached as Exhibit 99.1 hereto and is incorporated by reference into this Current Report on Form 8-K. Subsequent to October 21, 2025, the Borrowers have made significant payments on the Revolving Loans. As of November 19, 2025, the outstanding balance of the Revolving Loans was reduced from $10,232,974 to $3,553,080, bringing the Borrowers within the requirements of its Borrowing Base under the Credit Agreement. The Borrowers have provided the requested financial reporting and other materials to the Lender and continue to work collaboratively to maintain a constructive working relationship. The notice is being furnished to provide investors with information regarding the notice received by the Company and the matters described above. The information furnished under Item 2.04 and Item 8.01 of this Form 8-K, including Exhibit 99.1, is being provided solely to update investors about the events described and is not an admission of liability or wrongdoing by the Company.

Item 9.01 Financial Statements and Exhibits

(d): The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Notice from Frontwell Capital Partners Inc. to Borealis Foods Inc. and certain subsidiaries, dated November 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 19 day of November, 2025.

BOREALIS FOODS INC.

	By	/s/ Pouneh Rahimi
Date: November 19, 2025		Pouneh V. Rahimi
Chief Legal Officer